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                                                                    EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) of Caliper Technologies Corp. pertaining to the 1999 Equity Incentive Plan, the 1999 Employee Stock Purchase Plan and the 1999 Non-Employee Directors' Stock Option Plan, of our report dated January 25, 2002, with respect to the financial statements of Caliper Technologies Corp., included in its Annual Report (Form 10-K) for the fiscal year ended December 31, 2001, filed with the Securities and Exchange Commission.


                                                   ERNST & YOUNG LLP

Palo Alto, California

June 24, 2002